UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 21, 2012 (February 14, 2012)

NET SAVINGS LINK, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

101 North Garden Avenue, Suite 240
Clearwater, FL   33755
(Address of principal executive offices and Zip Code)

(727) 442-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT.

On February 14, 2012 we executed a convertible promissory note (the “Note”) in the amount of $37,500.00 payable to Asher Enterprises, Inc., a Delaware corporation (“Asher”).  Under the terms of the Note we are obligated to repay $37,500.00 with interest thereon at the rate of 8% per annum on November 14, 2012.  If the note is not paid on November 14, 2012, we will pay an amount 150% times the sum then due.  The Note may, at the election of Asher, be converted into restricted shares of our common stock on the basis of 58% of the market price of our common stock which represents a discount of 42% from the market price.  For example, if the price of one share of common stock is a dollar, Asher may convert $0.58 of debt into one share of common stock.  In the event we elect to prepay the Note we are obligated to pay the following:  Between 1 and 90 days from the date of the Note - 140% of the unpaid balance due on the Note; between 91 and 150 days from the date of the Note - 145% of the unpaid balance due on the Note; and, between 151 and 180 days of the Note - 150% of the unpaid balance due on the Note.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 14, 2012 we executed a convertible promissory note (the “Note”) in the amount of $37,500.00 payable to Asher Enterprises, Inc., a Delaware corporation (“Asher”).  Under the terms of the Note we are obligated to repay $37,500.00 with interest thereon at the rate of 8% per annum on November 14, 2012.  If the note is not paid on November 14, 2012, we will pay an amount 150% times the sum then due.  The Note may, at the election of Asher, be converted into restricted shares of our common stock on the basis of 58% of the market price of our common stock which represents a discount of 42% from the market price.  For example, if the price of one share of common stock is a dollar, Asher may convert $0.58 of debt into one share of common stock.  In the event we elect to prepay the Note we are obligated to pay the following:  Between 1 and 90 days from the date of the Note - 140% of the unpaid balance due on the Note; between 91 and 150 days from the date of the Note - 145% of the unpaid balance due on the Note; and, between 151 and 180 days of the Note - 150% of the unpaid balance due on the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of February 2012.

NET SAVINGS LINK, INC.

BY:	DAVID SALTRELLI
David Saltrelli, President
President, Principal Executive Officer, Principal Accounting Officer and a member of the Board of Directors